Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment no. 2 to Registration Statement on Form S-4 (File No. 333-273186) of our report dated July 7, 2023 relating to the financial statements of Regentis Biomaterials Ltd. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Brightman Almagor Zohar & Co

Certified Public Accounts

A Firm in the Deloitte Global Network

Tel Aviv, Israel

November 3, 2023